                                                              Exhibit (d)(12)(x)

                                 AMENDMENT NO. 2

            TO THE AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

        AMENDMENT NO. 2 to the Amended and Restated Investment Advisory Agreement ("Amendment No. 2"), dated as of August 18, 2003, between The Equitable Life Assurance Society of the United States, a New York corporation ("Equitable") and Alliance Capital Management L.P., a Delaware limited partnership ("Adviser").

        Equitable and the Adviser agree to modify and amend the Amended and Restated Investment Advisory Agreement dated as of December 5, 2001 and Amendment No. 1, dated as of November 22, 2002 (together the "Agreement") between Equitable and Adviser as follows:

        1. Equitable hereby terminates its appointment of the Adviser as the investment adviser for the EQ/Aggressive Stock Portfolio, EQ/Balanced Portfolio and EQ/High Yield Portfolio.

        2. Portfolios. Equitable reaffirms its appointment of the Adviser as the investment adviser for the EQ/Alliance Common Stock Portfolio, EQ/Equity 500 Index Portfolio, EQ/Alliance Growth and Income Portfolio, EQ/Alliance Intermediate Government Securities Portfolio, EQ/Alliance International Portfolio, EQ/Money Market Portfolio, EQ/Alliance Quality Bond Portfolio, EQ/Alliance Premier Growth Portfolio, EQ/Alliance Small Cap Growth Portfolio, EQ/Alliance Technology Portfolio, EQ/Bernstein Diversified Value Portfolio.

        3. Appendix A. Appendix A to the Agreement, setting forth the Portfolios of the Trust for which the Adviser is appointed as the investment adviser, is hereby replaced in its entirety by Appendix A attached hereto.

        4. Appendix B. Appendix B to the Agreement, setting forth the Portfolios of the Trust and the fees payable to the Adviser with respect to each Portfolio for which the Adviser provides advisory services under the Agreement, is hereby replaced in its entirety by Appendix B attached hereto.

        Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

        IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first above set forth.

        THE EQUITABLE LIFE ASSURANCE
        SOCIETY OF THE UNITED STATES            ALLIANCE CAPITAL MANAGEMENT L.P.

      By: /s/ Peter D. Noris                    By: /s/ Mark R. Manley
          --------------------------------          ----------------------------
          Name: Peter D. Noris                      Name: Mark R. Manley
          Title:  Executive Vice President          Title Senior Vice President

                                   APPENDIX A

                         AMENDMENT NO. 2 TO THE AMENDED
                   AND RESTATED INVESTMENT ADVISORY AGREEMENT

                       EQ/Alliance Common Stock Portfolio
                          EQ/Equity 500 Index Portfolio
                     EQ/Alliance Growth and Income Portfolio
            EQ/Alliance Intermediate Government Securities Portfolio
                       EQ/Alliance International Portfolio
                            EQ/Money Market Portfolio
                    (fka EQ/Alliance Money Market Portfolio)
                       EQ/Alliance Quality Bond Portfolio
                      EQ/Alliance Premier Growth Portfolio
                     EQ/Alliance Small Cap Growth Portfolio
                        EQ/Alliance Technology Portfolio
                    EQ/Bernstein Diversified Value Portfolio

                                   APPENDIX B

                         AMENDMENT NO. 2 TO THE AMENDED
                   AND RESTATED INVESTMENT ADVISORY AGREEMENT

                                  FEE SCHEDULE

RELATED PORTFOLIOS                                        ANNUAL ADVISORY FEE RATE***
------------------                                        ---------------------------
Special Equity Portfolios, which shall include the        0.60% of the Special Equity Portfolios' average
following Portfolios, Allocated Portions, or Other        daily net assets up to and including $1 billion;
Allocated Portions** of a Portfolio (collectively         0.55% of the Special Equities Portfolios' average
referred to as "Special Equity Portfolios"):              daily net assets over $1 billion up to and
                                                          including $1.5 billion; 0.50% of the Special
   EQ/Alliance International                              Equities Portfolios' average daily net assets over
   EQ/Alliance Premier Growth                             $1.5 billion up to and including $2 billion; 0.45%
   EQ/Alliance Small Cap Growth                           of the Special Equities Portfolios' average daily
   EQ/Alliance Technology                                 net assets over $2 billion up to and including
   AXA Premier Small/Mid Cap Growth *                     $2.5 billion; and 0.40% of the Special Equities
   AXA Premier VIP Small/Mid Cap Growth *                 Portfolios' average daily net assets over $2.5
   AXA Premier Technology *                               billion
   AXA Premier VIP Technology *
   AXA Premier International *
   AXA Premier VIP International *

General Equity and High Yield Portfolios, which shall     0.50% of the General Equity/High Yield Portfolios'
include the following Portfolios, Allocated Portions,     average daily net assets up to and including $1
or Other Allocated Portions** of a Portfolio              billion; 0.40% of the General Equity/High Yield
(collectively referred to as "General Equity/High         Portfolios' average daily net assets over $1
Yield Portfolios")                                        billion up to and including $2 billion; 0.30% of
                                                          the General Equity/High Yield Portfolios' average
   EQ/Alliance Common Stock                               daily net assets over $2 billion up to and
   EQ/Bernstein Diversified Value                         including $3 billion; and 0.20% of the General
   AXA Premier Large Cap Growth *                         Equity/High Yield Portfolios' average daily net
   AXA Premier VIP Large Cap Growth *                     assets over $3 billion
   AXA Premier Large Cap Core Equity *
   AXA Premier VIP Large Cap Core Equity *
   AXA Premier VIP High Yield *

Fixed Income Portfolios, which shall include the          0.30% of the Fixed Income Portfolios' average
following Portfolios, Allocated Portions or Other         daily net assets up to and including $500 million;
Allocated Portions** of a Portfolio (collectively         0.25% of the Fixed Income Portfolios' average
referred to as "Fixed Income Portfolios")                 daily net assets over $500 million up to and
                                                          including $1 billion; 0.20% of the Fixed Income
   EQ/Alliance Intermediate Government Securities         Portfolios' average daily net assets over $1
   EQ/Alliance Quality Bond                               billion up to and including $1.5 billion; 0.15% of
                                                          the Fixed Income Portfolios' average daily net
                                                          assets over $1.5 billion up to and including $3
                                                          billion; and 0.12% of the Fixed Income Portfolios'
                                                          average daily net assets over $3 billion

RELATED PORTFOLIOS                                        ANNUAL ADVISORY FEE RATE***
------------------                                        ---------------------------
EQ/Equity 500 Index                                       0.05% of the EQ/Equity 500 Index Portfolio's
                                                          average daily net assets up to and including $1
                                                          billion; and 0.03% of the EQ/Equity 500 Index
                                                          Portfolio's average daily net assets over $1
                                                          billion

Money Market Portfolios, which shall include the          0.13% of the Money Market Portfolios' average
following Portfolios or Other Allocated Portions** of     daily net assets up to and including $750 million;
a Portfolio (collectively referred to as "Money           0.105% of the Money Market Portfolios' average
Market Portfolios")                                       daily net assets over $750 million up to and
                                                          including $1.5 billion; 0.08% of the Money Market
   EQ/Money Market                                        Portfolios' average daily net assets over $1.5
   AXA Premier Money Market                               billion up to and including $2.5 billion; 0.06% of
                                                          the Money Market Portfolios' average daily net
                                                          assets over $2.5 billion up to and including $5
                                                          billion; and 0.05% of the Money Market Portfolios'
                                                          average daily net assets over $5 billion

Large Cap Portfolios, which shall include the             0.30% of each of the Large Cap Portfolios' average
following Portfolios, Allocated Portions or Other         daily net assets
Allocated Portions ** of a Portfolio (collectively
referred to as "Large Cap Portfolios")

   EQ/Alliance Growth & Income
   AXA Premier Large Cap Value *
   AXA Premier VIP Large Cap Value *

AXA Premier VIP Aggressive Equity *                       0.36% of the Portfolio's average daily net assets

* This Portfolio has been designated a "multi-adviser portfolio" and Alliance receives a fee based on a discrete portion of the Portfolio's assets that have been allocated to it by the Manager, which is referred to as an "Allocated Portion"

** Other Allocated Portions are other registered investment companies (or series or portions thereof) that are managed by the Manager and advised by the Adviser, which are classified as "Special Equity Portfolios," "General Equity and High Yield Portfolios," "Fixed Income Portfolios," "Money Market Portfolios," or "Large Cap Portfolios"

*** The daily advisory fee for the Related Portfolios is calculated by multiplying the aggregate net assets of the Related Portfolios at the close of the immediately preceding business day by the Annual Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year. The daily fee applicable to each Portfolio is the portion of the daily advisory fee for the Related Portfolios that is equal to the Portfolio's net assets relative to the aggregate net assets of the Related Portfolios, including the Portfolio, used in the fee calculation for that day